Exhibit A-16

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.
/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

704590

CERTIFICATE OF INCORPORATION

Of

BRIDGE STUART INC.

(Under Section 402 of the Business Corporation Law)

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of Section 402 of the Business Corporation Law of the State of New York, CERTIFIES:

FIRST: The name of the corporation is:

BRIDGE STUART INC.

SECOND: The corporation is formed for the following purposes:

(a) To purchase, lease, exchange, hire or otherwise acquire lands with or without buildings thereon, or any interest therein, whatsoever and wheresoever situated; to erect, construct, rebuild, enlarge, alter, improve, maintain, manage, and operate houses, buildings or other works of any description on any lands owned or leased by the corporation, or upon any other lands; to sell, lease, sublet, mortgage, exchange, or otherwise dispose of any of the lands or any interest therein, or any houses, buildings or other works owned by the corporation; to engage generally in the real estate business, as principal, agent, broker, or otherwise, and generally to buy, sell, lease, mortgage, exchange, manage, operate, and deal in lands or interests in lands, houses, buildings or other works; and to purchase, acquire, hold, exchange, pledge, hypothecate, sell, deal in, and dispose of tax liens and transfers of tax liens on real estate.

SRE

(b) To make, enter into, perform, and carry out contracts for constructing, building, altering, improving, repairing, decorating, maintaining, furnishing and fitting up buildings, tenements, and structures of every description, and to advance money to and enter into agreements of all kinds with builders, contractors, property owners, and others, for said purpose.

(c) To purchase, take, receive, subscribe for or otherwise acquire, own, hold, employ, sell, land, lease, exchange, transfer, or otherwise dispose of, mortgage, pledge, use and otherwise deal in and with, bonds and other obligations, shares, or other securities or interests issued by others, whether engaged in a similar or different business, governmental, or other activities, and any certificates or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets; to pay for the same in cash, stock, bonds, obligations, or other securities of this corporation or otherwise; and to exercise as owner or holder of the same any and all rights, powers and privileges in respect thereof.

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(d) To the extent permitted by law, to make contracts, give guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds and other obligations, and secure any of its obligations by mortgage or pledge of, or the conveyance in trust of, all or any of its real or personal property, assets, business or good will, then owned or thereafter acquired, or any interest therein, wherever situated.

(e) To lend money, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested, to the extent now or hereafter permitted by the laws of the State of New York.

(f) To the extent permitted by law, to purchase, receive, take or otherwise acquire, own, hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares, bonds and other securities.

(g) To the extent permitted by law, to be a promoter, partner, member, stockholder, associate or manager of other business enterprises or ventures, or to the extent permitted in any other jurisdiction to be an incorporator of other corporations, of any type or kind.

(h) To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations; to pay for the same in cash, property

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of its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume, guarantee performance of or otherwise provide for any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any similar business thus acquired.

(i) To apply for, purchase or otherwise acquire, own, use, introduce, develop, exploit and deal in, sell, assign, or otherwise dispose of and grant licenses or sub-licenses in respect of, or otherwise turn to account, any trademarks, trade-names, patents, inventions, copyrights, service marks, improvements and processes.

(j) To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden by the laws of the State of New York.

The foregoing clauses shall be construed as powers as well as purposes, and the matters expressed in each clause shall, except if otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers; and the enumeration of specific purposes and powers shall not be

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construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation as conferred by the laws of the State of New York now or hereafter in force; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

The corporation shall have and shall be authorized to exercise and enjoy all other powers, rights and privileges granted to corporations formed under the Business Corporation Law and all the powers conferred upon such corporations by the laws of the State of New York, as in force from time to time, or which may be conferred by all acts here to fore or hereafter amendatory of or supplemental to said laws.

THIRD: The office of the corporation shall be located in the City of New York in the County of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 200, all of which are without par value and all of which are of the same class.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served and the address to which the Secretary of State shall mail a copy of any process against the corporation which may be served on him is c/o Kramer, Lowenstein, Nessen & Kamin, 500 Fifty Avenue, New York, New York 10036.

SIXTH: The duration of the corporation shall be perpetual.

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SEVENTH: The Board of Directors of the corporation shall have the power subject to the provisions of the laws of the State of New York, to amend, repeal or adopt the By-Laws of the corporation.

Dated: September 10, 1968

Incorporator:

/s/ Beatrice Harman
BEATRICE HARMAN
500 Fifth Avenue
New York, New York 10036

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STATE OF NEW YORK,	)
	)	ss.:
COUNTY OF NEW YORK,	)

On the date hereinafter set forth, before me came Beatrice Harman, to me known to be the individual who is described in and who signed the foregoing certificate of incorporation, and he acknowledged to me that she signed the same.

Dated: Sept. 10, 1968

/s/ Mary H. DeWitt
Notary Public

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704590

CERTIFICATE OF INCORPORATION

Of

BRIDGE STUART INC.

(Under Section 402 of the Business Corporation Law)

Kramer, Lowenstein, Nessen & Kamin

500 Fifth Avenue

New York, N.Y.

10036

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.
/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF CHANGE

OF

BRIDGE STUART INC.

UNDER SECTION 805 –A OF THE BUSINESS CORPORATION LAW

BRIDGE STUART INC., a domestic corporation, hereby certifies:

FIRST: That the name of the corporation is BRIDGE STUART INC.

SECOND: That its Certificate of Incorporation was filed with the Secretary of State of New York on September 11, 1968.

THIRD: That the following change is effected hereby:

(a) To change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him so that such address shall hereafter be in care of James D. Dougherty, Esq., Supermarkets General Corporation, 301 Blair Road, Woodbridge, New Jersey- 07095.

FOURTH: That the above described change was authorized by the unanimous consent of the sole shareholder of BRIDGE STUART INC.

IN WITNESS WHEREOF, I subscribe this Certificate and affirm that the statements made herein are true under the penalties of perjury, this 2nd day of November, 1981.

BRIDGE STUART INC.

By	/s/ James D. Dougherty
James D. Dougherty
Senior Vice President and Secretary

A823005 CERTIFICATE OF CHANGE OF BRIDGE STUART INC.
UNDER SECTION 805 –A OF THE BUSINESS CORPORATION LAW
FILED BY: MARC A. STRASSLER 301 BLAIR ROAD WOODBRIDGE, NEW JERSEY 07095

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

080211000912

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF CHANGE

OF

BRIDGE STUART INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is: BRIDGE STUART INC.

If the name of the corporation has been changed, the name under which it was formed is:

.

SECOND: The certificate of incorporation was filed by the Department of State on: 9/11/1968

THIRD: The change(s) effected hereby are: [check appropriate statement(s)]

☐	The country location, within this state, in which the office of the corporation is located, is changed to:

                                                                                                                                                                         .

☒	The address to which the Secretary of state shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows: C/O BLUMBERGEXCELSIOR, 62 WHITE ST., 2ND FL., NY, NY 10013

☒	The corporation hereby: [check one]

☒	Designates BLUMBERGEXCELSIOR CORPORATE SERVICES, INC. as its registered agent upon whom process against the corporation may be served. The street address of the registered agent is: 62 WHITE ST., 2ND FL., NY, NY 10013

☐	Changes the designation of its registered agent to: . The street address of the registered agent is: .

☐	Changes the address of its registered agent to:

                                                                                                                                                                                    .

☐	Revokes the authority of its registered agent.

DOS -1556 (Rev. 10/07)

080211000912

FOURTH: The change was authorized by the board of directors.

/s/ Christopher McGarry	Christopher McGarry
(Signature)	(Name of Signer)

President
(Title of Signer)

CERTIFICATE OF CHANGE OF BRIDGE STUART INC. (Insert Name of Domestic Corporation) Under Section 805-A of the Business Corporation Law

Filer’s Name BLUMBERGEXCELSIOR CORPORATE SERVICES, INC.

Address 62 WHITE ST., 2ND FL.

City, State and Zip Code NEW YORK, NY 10013

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Office Use Only

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

NYS Department of State Division of Corporations, Records and UCC Albany, NY 12231-0002 www.dos.state.ny.us	Business Corporation Biennial Statement
227885 Business Name: BRIDGE STUART INC. PATHMARK STORES INC 2 PARAGON DRIVE MONTVALE NJ 07645	227885

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State’s records.

Part 1: Name and Business Address of Chief Executive Officer

2 PARAGON DRIVE MONTVALE NJ 07645	Name
	Brendu Galgano
	Address
	2 Paragon Drive
	City	State	Zip
	Montvale	NJ	07645

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substituted)

PATHMARK STORES INC 2 PARAGON DRIVE MONTVALE NJ 07645	Address Line 1

Address Line 2

	City	State	Zip

Part 3: Address for Service of Process

C/O CLUMBERGEXCELSIOR 62 WHITE ST. 2ND FL NEW YORK NY 10013	Name

Address

	City	State	Zip

Part 4: Farm Corporation Exemption

☐ Check if applicable

This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporations should complete Parts 4 and 5 ONLY and return the form to the Department of State. No filling fee is required for farm corporations.

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

Signature	Name of Signer (Please Print)

Treasurer
Title of Signer (Please Print)

DOS-1179 (08/06)